Pricing Supplement No. 1           Dated 12/9/98          Rule 424(b)(3)
(To Prospectus dated                                      File No. 333-63049
September 15, 1998 and                                    CUSIP No. 78355H HD4
Prospectus Supplement dated
December 7, 1998)



$200,000,000

RYDER SYSTEM, INC.

Medium-Term Notes, Series 15
(Registered Notes-Fixed Rate)
Due Nine Months or More from Date of Issue

Principal Amount:       $20,000,000

Issue Price:            100

Issue Date:             12/14/98

Maturity Date:          3/29/02

Interest Rate:          6.05%

Form:      [X] Book Entry    [ ] Certificated

Redemption:     [X] The Notes cannot be redeemed prior to maturity.
                [ ] The Notes may be redeemed prior to maturity.

         Terms of Redemption:

Repayment at option of holder:  [X] The holder has no option to elect repayment of the Notes prior to
                                    maturity.

                                [ ] The Notes are repayable
                                    prior to maturity at the
                                    option of holder.

         Terms of Repayment:

Discount note:       [ ] Yes    [X] No

         Total Amount of OID:

         Yield to Maturity:

         Initial Accrual Period OID:

Name of Agent and Agent's Discount or Commission:
          Morgan Stanley & Co.           $70,000
          --------------------       ----------------
          --------------------       ----------------


Additional Terms: